Exhibit (d)(4)


                        NEUBERGER BERMAN MANAGEMENT INC.
                             SUB-ADVISORY AGREEMENT
                                   SCHEDULE A

Portfolios                                            Date Added to Agreement
----------                                            -----------------------

Balanced Portfolio                                       November 3, 2003
Growth Portfolio                                         November 3, 2003
Guardian Portfolio                                       November 3, 2003
International Large Cap Portfolio                         August 15, 2006
International Portfolio                                  November 3, 2003
Lehman Brothers High Income Bond Portfolio                 June 10, 2004
Lehman Brothers Short Duration Bond Portfolio            November 3, 2003
Mid-Cap Growth Portfolio                                 November 3, 2003
Partners Portfolio                                       November 3, 2003
Real Estate Portfolio                                    November 3, 2003
Regency Portfolio                                        November 3, 2003
Socially Responsive Portfolio                            November 3, 2003
Small-Cap Growth Portfolio                               November 3, 2003

DATED: March 26, 2008